UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013 (April 19, 2013)

BankUnited, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane

Miami Lakes, FL 33016

(Address of principal executive offices) (Zip Code)

(305) 569-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On April 19, 2013, Richard LeFrak notified the Board of Directors of BankUnited, Inc. (the “Company”) that he will not stand for re-election to the Company’s Board of Directors at its 2013 Annual Meeting of Stockholders. Mr. LeFrak’s decision is for personal reasons as a result of increased demands relating to ongoing professional activities at the Lefrak Organization and did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01              Other Events.

On April 19, 2013, the Board of Directors of the Company approved Michael J. Dowling as a director nominee to stand for election at the 2013 Annual Meeting of Stockholders. Subject to election by the Company’s stockholders, Mr. Dowling will fill the vacancy that will be created by Richard LeFrak’s decision not to stand for re-election as described herein.  Mr. Dowling’s service is subject to any applicable regulatory consents or non-objection.

A copy of the press release of the Company announcing Mr. Dowling as a director nominee and Mr. LeFrak’s decision to not stand for re-election is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

99.1	Press release dated April 23, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2013	BANKUNITED, INC.

/s/ LESLIE LUNAK
	Name:	Leslie Lunak
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated April 23, 2013